EXHIBIT 21.1
Subsidiaries of Cole Office & Industrial REIT (CCIT II), Inc.

Entity Name	Jurisdiction of Formation/Incorporation
ARCP CR Lebanon IN, LLC	Delaware
ARCP FE Fort Dodge IA, LLC	Delaware
ARCP FE Johnstown CO, LLC	Delaware
ARCP FE Las Vegas NV, LLC	Delaware
ARCP FE St. Joseph MO, LLC	Delaware
ARCP GP OFC San Jose (Orchard) CA, LLC	Delaware
ARCP ID Bellevue OH, LLC	Delaware
ARCP ID Columbus OH, LLC	Delaware
ARCP ID Feura Bush NY, LLC	Delaware
ARCP ID Franklin IN, LLC	Delaware
ARCP ID Joplin MO, LLC	Delaware
ARCP ID Londonderry NH, LLC	Delaware
ARCP ID Petersburg VA, LLC	Delaware
ARCP ID Rock Hill (Marine) SC, LLC	Delaware
ARCP ID Union OH, LLC	Delaware
ARCP OFC Birmingham AL, LLC	Delaware
ARCP OFC Burlington MA (Phase 2), LLC	Delaware
ARCP OFC Burlington MA, LLC	Delaware
ARCP OFC Greensboro NC, LLC	Delaware
ARCP OFC Huntsville AL, LLC	Delaware
ARCP OFC Johnston IA (Phase II), LLC	Delaware
ARCP OFC Phoenix (Central) AZ, LLC	Delaware
ARCP OFC San Antonio TX, LLC	Delaware
ARCP OFC San Jose (Orchard) CA, LP	Delaware
ARCP OFC Wake Forest NC, LLC	Delaware
Cole CCIT II Acquisitions, LLC	Delaware
Cole Corporate Income Management II, LLC	Delaware
Cole Corporate Income Operating Partnership II, LP	Delaware
Cole GP OFC San Jose (Ridder Park) CA, LLC	Delaware
Cole GP OFC Walnut Creek CA, LLC	Delaware
Cole ID Sioux Falls SD, LLC	Delaware
Cole OFC Lake Jackson TX, LLC	Delaware
Cole OFC San Jose (Ridder Park) CA, LP	Delaware
Cole OFC Walnut Creek CA, LP	Delaware
Cole Office & Industrial REIT (CCIT II), Inc.	Maryland
CPE Condominium Owners’ Association, Inc.	Arizona
CRI CCIT II, LLC	Delaware
VEREIT ID Goshen IN, LLC	Delaware
VEREIT ID Greer SC, LLC	Delaware
VEREIT ID Ruskin FL, LLC	Delaware
VEREIT ID St. Louis MO, LLC	Delaware
VEREIT OFC Houston TX, LLC	Delaware
VEREIT OFC Lincoln Hill PA, LLC	Delaware
VEREIT OFC Phoenix AZ, LLC	Delaware
VEREIT OFC Tyler TX, LLC	Delaware